Exhibit 23.3

[NETHERLAND, SEWELL & ASSOCIATES, INC. Letterhead]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference on Form 8-K of Calpine Corporation (the “Company”) and to the references to this firm for the Company’s estimated domestic proved reserves contained on Form 8-K dated December 31, 2002.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons

Danny D. Simmons
Executive Vice President

Houston, Texas October 20, 2003